Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Urban Edge Properties
Urban Edge Properties LP
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate(4)	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Urban Edge Properties
Fees to Be Paid	Debt	Debt Securities(1)(2)	Rule 457(r)	—	—	—	—	—	—	—	—	—
	Equity	Common Shares, par value $0.01 per share	Rule 457(r)	—	—	—	—	—	—	—	—	—
	Equity	Preferred Shares, par value $0.01 per share	Rule 457(r)	—	—	—	—	—	—	—	—	—
	Equity	Depository Shares representing interest in Preferred Shares(5)	Rule 457(r)	—	—	—	—	—	—	—	—	—
Urban Edge Properties LP
Fees to Be Paid	Debt	Debt Securities(2)	Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Guarantees of Debt Securities(6)	Rule 457(r)	—	—	—	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							$27,275
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources	N/A
Rule 457(p)
Fee Offset Claims	Urban Edge Properties	424(b)(5)	333-233232	June 7, 2021	—	$27,275(4)	Equity	Common Shares, par value $0.01 per share	—	$250,000,000	—
Fee Offset Sources	Urban Edge Properties	424(b)(5)	333-212951	—	August 8, 2016	—	—	—	—	—	$24,298(4)
Fee Offset Sources	Urban Edge Properties	424(b)(5)	333-233232	—	June 7, 2021	—	—	—	—	—	$2,977(4)

(1)	Debt securities issued by Urban Edge Properties may be accompanied by guarantees to be issued by Urban Edge Properties LP.
(2)	Debt securities are issuable in series as senior debt securities or subordinated debt securities, which may be convertible into or exchangeable for common shares or preferred shares of Urban Edge Properties.
(3)
This registration statement covers an indeterminate amount of the securities of each identified class of securities, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act, Urban Edge Properties and Urban Edge Properties LP are deferring payment of all of the registration fees, except $27,275 that is being offset with respect to unsold securities from prior combined registration statements filed by Urban Edge Properties and Urban Edge Properties LP (Registration Statement Nos. 333-212951 and 333-233232) on August 5, 2016 and August 13, 2021, respectively (the “2016 Prior Registration Statement” and the “2019 Prior Registration Statement,” respectively), which became effective upon filing. On August 8, 2016, Urban Edge Properties filed a prospectus supplement to the prospectus contained in the 2016 Prior Registration Statement pursuant to Rule 424(b) under the Securities Act registering $250,000,000 of common shares with a contemporaneous fee payment in the amount of $25,175, and on June 7, 2021, Urban Edge Properties filed a prospectus supplement to the prospectus contained in the 2019 Prior Registration Statement pursuant to Rule 424(b) under the Securities Act registering $250,000,000 of common shares (the “2021 Prospectus Supplement”). Pursuant to Rule 457(p) under the Securities Act, Urban Edge Properties and Urban Edge Properties LP offset $24,298 of the previously paid $25,175 filing fee with respect to unsold common shares against the total amount of the filing fee due in connection with the 2021 Prospectus Supplement. No securities were sold under the 2019 Prior Registration Statement or the 2021 Prospectus Supplement, and the registrant has terminated the offering that included the unsold securities thereunder. Pursuant to Rule 457(p) under the Securities Act, Urban Edge Properties and Urban Edge Properties LP hereby offset $27,275 with respect to the total amount of the filing fee due for this Registration Statement, which will be paid on a “pay as you go” basis.

(5)	Each depositary share will be evidenced by a depositary receipt, representing an interest in a fractional preferred share, and will be issued under a deposit agreement.
(6)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.